UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2014

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 24, 2014, Quad/Graphics, Inc. (the “Company”) and certain of its subsidiaries entered into the fourth amendment (the "Amendment") to the Note Agreement, dated September 1, 1995 (the "Note Agreement"), among the Company, certain subsidiaries of the Company, and the purchasers named therein. The Amendment, among other things, amends the financial covenants, including deleting the minimum Fixed Charge Coverage Ratio and minimum Consolidated Net Worth requirements and adding a minimum Interest Coverage Ratio, a maximum Total Leverage Ratio and a maximum Senior Secured Leverage Ratio, which has the effect of aligning the financial covenants in the Note Agreement more closely with the financial covenants in the Company’s Second Amended and Restated Credit Agreement dated as of April 28, 2014.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein.

Item 9.01.    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits. The following exhibit is being filed herewith:

(4.1)	Fourth Amendment, dated as of November 24, 2014, to the Note Agreement among the Company, certain subsidiaries of the Company, and the purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Date:	November 26, 2014	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Vice President, General Counsel and Secretary

QUAD/GRAPHICS, INC.
Exhibit Index to Current Report on Form 8-K
Dated November 24, 2014

Exhibit Number

(4.1)	Fourth Amendment, dated as of November 24, 2014, to the Note Agreement among the Company, certain subsidiaries of the Company, and the purchasers named therein.

4